Exhibit 5.1

1717 Arch St, Suite 2800, Philadelphia, PA 19103 • (215) 267-3001

May 1, 2025

Board of Directors

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd. Suite 200

Wyomissing, Pennsylvania 19610

Ladies and Gentlemen:

This firm has acted as Pennsylvania counsel to Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”), and GLP Capital, L.P., a Pennsylvania limited partnership (the “Operating Partnership”), in connection with the shelf registration statement on Form S-3 (the “Registration Statement”), filed by the Company, the Operating Partnership and GLP Financing II, Inc., a Delaware corporation and a wholly owned subsidiary of the Operating Partnership (“Capital Corp.”), with the Securities and Exchange Commission relating to the proposed public offering of an indeterminate amount of one or more series of (a) the following securities of the Company: (i) shares of preferred stock, $0.01 par value per share (the “Preferred Shares”); (ii) shares of common stock, $0.01 par value per share (the “Common Shares”); (iii) Preferred Shares represented by depositary receipts (the “Depositary Shares”); and (iv) guarantees of the Debt Securities (as defined below) of the Operating Partnership and Capital Corp. (the “Guarantees”); and (b) debt securities of the Operating Partnership and Capital Corp. (the “Debt Securities” and, together with the Preferred Shares, Common Shares, Depositary Shares, and Guarantees, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including electronic copies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

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polsinelli.com

Board of Directors

Gaming and Leisure Properties, Inc.

May 1, 2025

For purposes of this opinion letter, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Company Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s amended and restated articles of incorporation (the “Articles”) and second amended and restated bylaws and applicable Pennsylvania corporate law, and in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) the issuance, sale, amount and terms of any Debt Securities of the Operating Partnership to be offered from time to time will have been duly authorized and established by proper action of the Company, as the general partner of the Operating Partnership (together with the Company Board Action, “Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Operating Partnership’s certificate of limited partnership and amended and restated agreement of limited partnership and applicable Pennsylvania limited partnership law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Operating Partnership or otherwise impair the legal or binding nature of the obligations represented by the applicable Debt Securities; (iii) at the time of the offer, issuance and sale of any Securities, the Registration Statement (including all necessary post-effective amendments thereto) will have become effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iv) any Debt Securities and related Guarantees will be issued pursuant to the indenture, dated as of October 30, 2013, among the Operating Partnership and Capital Corp., as issuers, the Company, as parent guarantor, and Wells Fargo Bank, National Association, as trustee, as supplemented, or any other indenture for Debt Securities and related Guarantees filed in an amendment to the Registration Statement with a qualified trustee named therein; (v) any indenture under which any Debt Securities are issued will be or will have been qualified under the Trust Indenture Act of 1939, as amended; (vi) the issuance of the Guarantees by the Company is necessary or convenient to the conduct, promotion or attainment of its business purposes or activities; (vii) prior to any issuance of Preferred Shares or Depositary Shares, a statement with respect to shares relating to such Preferred Shares shall be filed and accepted for record by the Secretary of State of the Commonwealth of Pennsylvania; (viii) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (ix) if being sold by the Company or the Operating Partnership, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (x) the laws of the State of New York will be the governing law under any indenture or deposit agreement; (xi) the Securities will not be issued or transferred in violation of the provisions contained in Articles IX or X of the Articles; (xii) the Company will remain a Pennsylvania corporation; and (xiii) the Operating Partnership will remain a Pennsylvania limited partnership.

To the extent that the obligations of the Company and the Operating Partnership with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion letter that each of the other parties (other than the Company and the Operating Partnership) under the indenture for any Debt Securities and related Guarantees or any supplement thereto, and under the deposit agreement for any Depositary Shares, namely, Capital Corp. and the trustee (in the case of the indenture or any supplemental indenture) and the depositary agent (in the case of the deposit agreement), is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that

Board of Directors

Gaming and Leisure Properties, Inc.

May 1, 2025

such other parties are duly qualified to engage in the activities contemplated by such indenture or deposit agreement, as applicable; that such indenture, or deposit agreement, as applicable, has been duly authorized, executed and delivered by the other parties and constitutes the legal, valid and binding obligation of the other parties enforceable against the other parties in accordance with its terms; that such other parties are in compliance with respect to performance of their obligations under such indenture or deposit agreement, as applicable, with all applicable laws, rules and regulations; and that such other parties have the requisite organizational and legal power and authority to perform their obligations under such indenture or deposit agreement, as applicable.

This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (a), (c), (d), (e), and (g), the Pennsylvania Business Corporation Law of 1988, as amended, and (ii) as to the opinions given in paragraphs (b) and (f), the Pennsylvania Uniform Limited Partnership Act of 2016, as amended. We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein). We express no opinion with respect to the actions required for Capital Corp. to authorize, execute, deliver, or perform its respective obligations under any document, instrument or agreement.

Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that:

(a) The Company is validly subsisting as a corporation in good standing as of the date hereof under the laws of the Commonwealth of Pennsylvania.

(b) The Operating Partnership is validly subsisting as a limited partnership in good standing under the laws of the Commonwealth of Pennsylvania.

(c) The Common Shares (including any Common Shares to be issued upon the exchange or conversion of Debt Securities or Preferred Shares and assuming, if applicable, receipt by the Company of any additional consideration payable upon such exchange or conversion), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(d) The Preferred Shares (including any Preferred Shares represented by Depositary Shares), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(e) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

Board of Directors

Gaming and Leisure Properties, Inc.

May 1, 2025

(f) The Operating Partnership has the limited partnership power to execute and deliver the Debt Securities. The Debt Securities, upon due execution and delivery of an indenture relating thereto on behalf of the Operating Partnership and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Operating Partnership in accordance with the indenture and any supplemental indenture relating thereto, will have been duly authorized by the Operating Partnership.

(g) The Company has the corporate power to execute and deliver the Guarantees. The Guarantees, upon due execution and delivery of an indenture or any supplemental indenture relating to the applicable Debt Securities and related Guarantees on behalf of the Company, the Operating Partnership and/or Capital Corp. and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture or any such supplemental indenture relating thereto, will have been duly authorized by the Company.

The opinions expressed in paragraph (e) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement. The foregoing notwithstanding, to the extent our opinions relate to matters of Pennsylvania law, Goodwin Procter LLP may rely on our opinions in rendering its opinions to the addressees of this opinion letter on the date hereof, provided that the full text of Goodwin Procter LLP’s opinion letter states that our opinions speak only as of the date hereof and that no such reliance will have any effect on the scope, phrasing or originally intended purpose of our opinions.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Polsinelli PC

Polsinelli PC